Exhibit 1.1

Execution Version

1,000,000 Shares1

SHARPSPRING, INC.

Common Stock

UNDERWRITING AGREEMENT

December 16, 2020

Needham & Company, LLC
Lake Street Capital Markets, LLC

  As Representatives of the several Underwriters
  c/o Needham & Company, LLC
  250 Park Avenue, 10th Floor
  New York, New York 10177

  c/o Lake Street Capital Markets, LLC
  920 Second Avenue South, Suite 700
  Minneapolis, Minnesota 55402

Ladies and Gentlemen:

SharpSpring, Inc., a Delaware corporation (the “Company”), proposes to issue and sell 1,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), to you and to the several other Underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”). The stockholder of the Company named in Schedule II hereto (the “Selling Stockholder”) has agreed to grant to you and the other Underwriters an option (the “Option”) to purchase up to an additional 150,000 shares of Common Stock, on the terms and for the purposes set forth in Section 1(b) (the “Option Shares”). The Firm Shares and the Option Shares are referred to collectively herein as the “Shares.”

The Company and the Selling Stockholder confirm as follows their respective agreements with the Representatives and the several other Underwriters.

1. Agreement to Sell and Purchase.

(a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Firm Shares to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto, at the purchase price of $14.10 for each Firm Share.

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1*
Plus an option to purchase up to an additional 150,000 shares.

(b) Subject to all the terms and conditions of this Agreement, the Selling Stockholder grants the Option to the several Underwriters to purchase, severally and not jointly, up to 150,000 Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised at any time in whole, or from time to time in part, on or before the 30th day after the date of this Agreement upon written or telegraphic notice (an “Option Shares Notice”) by the Representatives to the Company and the Selling Stockholder no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (an “Option Closing Date”), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On an Option Closing Date, the Selling Stockholder will sell to the Underwriters the number of Option Shares set forth in the applicable Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as it deems advisable to avoid fractional shares.

2. Delivery and Payment. Delivery of the Firm Shares shall be made to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment by the Underwriters of the purchase price by wire transfer payable in same-day funds to the order of the Company at the office of Needham & Company, LLC, 250 Park Avenue, 10th Floor, New York, New York 10177, at 10:00 a.m., New York City time, on the second (or, if the purchase price set forth in Section 1(a) hereof is determined after 4:30 p.m., New York City time, the third) business day after the date of this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the “Closing Date”).

To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters by wire transfer payable in same-day funds to the order of the Selling Stockholder will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the applicable Option Shares Notice.

The Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, by written notice to the Company, and shall be delivered by or on behalf of the Company as instructed by the Representatives through the facilities of The Depository Trust Company (“DTC”). The Company agrees to make certificates, if any, representing the Shares or evidence of their issuance available for inspection at least 24 hours prior to the Closing Date or the applicable Option Closing Date, as the case may be. If the Representatives so elect, delivery of the Shares may be made by credit through full FAST transfer to the accounts at DTC designated by the Representatives.

The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

(a) The Company meets the requirements for the use of Form S-3. A registration statement (Registration No. 333-222850) on Form S-3 relating to the Shares, including a base prospectus relating to the Shares (the “Base Prospectus”) and such amendments thereto as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, has been filed with the Commission, and has been declared effective by the Commission, and the offering of the Shares complies with Rule 415 under the Act. A final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations (“Rule 424(b)”) (such final prospectus supplement, as so filed, the “Prospectus Supplement”). Such registration statement at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents otherwise deemed to be a part thereof or included therein by the Rules and Regulations (including Rule 430B thereof), and any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations (“Rule 462(b)”), is herein called the “Registration Statement.” The term “preliminary prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares and the offering thereof as first filed with the Commission pursuant to Rule 424(b). The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement, except that if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b), the term “Prospectus” shall mean the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the time the Registration Statement initially became effective (the “Effective Date”), the date of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, or the Prospectus, as the case may be, and deemed to be incorporated therein by reference. The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(b) No order preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b)) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. On the Effective Date, on the date the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, or the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times during the period through and including the Closing Date and, if later, the applicable Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did and will comply with all applicable provisions of the Act, the Exchange Act, the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Rules and Regulations”), and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations, and the Rules and Regulations. As of the applicable effective date as to each part of the Registration Statement, no part of the Registration Statement, the Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Base Prospectus or any amendment or supplement to the Base Prospectus, including any preliminary prospectus or the Prospectus Supplement, is filed with the Commission, the date of first use of any preliminary prospectus or the Prospectus Supplement, and at the Closing Date and, if later, the applicable Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the Pricing Prospectus (as defined below) and the information listed on Schedule III, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:30 a.m. (Eastern time) on December 16, 2020 or such other time as agreed by the Company and the Representatives.

 “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus only if the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) is prior to the Applicable Time.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including information in any document incorporated by reference therein that has not been superseded or modified. If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented to correct such untrue statement or omission.

The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth in the fifth and tenth through thirteenth paragraphs under the heading “Underwriting” in the Pricing Prospectus and the Prospectus (the “Underwriter Information”) constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (ii) as of the date hereof, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Rules and Regulations (“Rule 405”)), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(d) The documents that are incorporated by reference in the Base Prospectus, any preliminary prospectus, the Pricing Prospectus and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable. No such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III hereto.

(e) The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than the subsidiaries listed in Schedule IV hereto (the “Subsidiaries”). Each of the Company and each of its Subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. The Company and each of its Subsidiaries has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus. Each of the Company and each of its Subsidiaries is duly licensed or qualified to do business and in good standing as a foreign corporation or such other business entity in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the Company and its Subsidiaries, taken as a whole or their respective condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or any of the Subsidiaries, whether or not arising in the ordinary course of business (such effect is referred to herein as a “Material Adverse Effect”). All of the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as set forth in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, owned by the Company free and clear of all claims, liens, charges and encumbrances; there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary. The Company and its Subsidiaries are not engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and each of its Subsidiaries and all amendments thereto have been delivered or made available to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the applicable Option Closing Date.

(f) The Company has authorized, issued and outstanding capital stock as set forth under the captions “Prospectus Supplement Summary — The Offering” and “Description of Securities to be Registered” in the Pricing Prospectus and the Prospectus as of the respective dates set forth therein. All of the outstanding shares of capital stock of the Company (including the Option Shares to be sold by the Selling Stockholder under this Agreement) have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws; the Firm Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and nonassessable; no preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof. The description of the capital stock of the Company included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus is complete and accurate in all respects. Except as set forth in the Pricing Prospectus and the Prospectus, the Company does not have outstanding and, at the Closing Date and, if later, the applicable Option Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. No further approval or authority of stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Firm Shares or the transfer and sales of the Option Shares as contemplated herein. The certificates evidencing the Shares, if any, are in due and proper legal form and have been duly authorized for issuance by the Company.

(g) The financial statements and schedules included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus present fairly, in all material respects, the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Pricing Prospectus or the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations or the Rules and Regulations to be included in the Registration Statement, the Pricing Prospectus or the Prospectus. Cherry Bekaert LLP (the “Accountants”), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and Rule 3500T of the Public Company Accounting Oversight Board. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with the audited financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus. All disclosures contained in the Registration Statement or the General Disclosure Package regarding “non-GAAP financial measures” (as such term is defined in the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(h) Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus and prior to or on the Closing Date and, if later, the applicable Option Closing Date, except as set forth in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, (i) there has not been any Material Adverse Effect arising for any reason whatsoever, (ii)  neither the Company nor any of its Subsidiaries has incurred, except in the ordinary course of business as described in the Pricing Prospectus and the Prospectus, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into, except in the ordinary course of business as described in the Pricing Prospectus and the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(i) The Company is not, will not become as a result of the transactions contemplated hereby, and will not conduct its business in a manner that would cause it to become, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(j) Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its Subsidiaries or any of its or their officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign (each, a “Governmental Entity”), wherein an unfavorable ruling, decision or finding might have a Material Adverse Effect.

(k) The Company and each Subsidiary has, and at the Closing Date and, if later, the applicable Option Closing Date, will have, performed all the obligations required to be performed by it, and is not, and at the Closing Date, and, if later, the applicable Option Closing Date, will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, which default might reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party under any contract or other instrument to which it or any of its Subsidiaries is a party is in default in any respect thereunder, which default might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, and at the Closing Date and, if later, the applicable Option Closing Date, will be, in violation of any provision of its certificate or articles of organization or by-laws or other organizational documents.

(l) No consent, approval, authorization or order of, or any filing or declaration with, any Governmental Entity is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Shares.

(m) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of the Subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it may be bound or to which any of the properties or assets of the Company or any of the Subsidiaries is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter or by-laws of the Company or any of the Subsidiaries or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except with respect to clause (ii), such violations as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(n) The Company and its Subsidiaries have good and marketable title to all properties and assets described in the Pricing Prospectus and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Pricing Prospectus and the Prospectus or are not, taken as a whole, material to the business of the Company or its Subsidiaries. The Company and its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Pricing Prospectus and the Prospectus as leased by them. The Company and its Subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not have a Material Adverse Effect.

(o) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or, if later, the applicable Option Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus listed in Schedule III hereto, and other materials, if any, permitted by the Act and the Rules and Regulations. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(p) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

(q) The Common Stock is registered under Section 12(b) of the Exchange Act and the Company will file a Notice of Change in Shares Outstanding with respect to the Shares in accordance with the requirements of The Nasdaq Stock Market LLC (“NASDAQ”).

(r) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of the Subsidiaries owns all right, title and interest in or otherwise have the right to use all patents, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property rights (collectively, “Intellectual Property”) that is necessary for, used or held for use in, or otherwise exploited in connection with, the conduct of the business now operated by them and as proposed to be operated, and (ii) to the Company’s knowledge, neither the Company nor any of its Subsidiaries is infringing, misappropriating, diluting or otherwise violating the Intellectual Property of any third party. Except as set forth in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, (i) no action, suit, claim, or other proceeding is pending, or to the Company’s knowledge, is threatened, alleging that the Company or any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property of any third party in any respect, (ii) to the Company’s knowledge, no third party is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property of the Company or any of its Subsidiaries in any respect, and (iii) no action, suit, claim, or other proceeding is pending, or to the Company’s knowledge, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any Intellectual Property of the Company or any of its Subsidiaries that is, singly or in the aggregate, necessary to its business (with the exception of office actions in connection with applications for the registration or issuance of such Intellectual Property).

(s) The Company and each of its Subsidiaries has filed all federal, state, local and foreign income tax returns that have been required to be filed through the date hereof and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due, except where such failure to file or pay would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, might be asserted or threatened against it that could have a Material Adverse Effect.

(t) The Company and each of its Subsidiaries possesses such permits, licenses, certificates, approvals, clearances, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and each of its Subsidiaries is in compliance with the terms and conditions of all Governmental Licenses and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any Government License, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect. Neither the Company or any of its Subsidiaries (i) has received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any U.S. or non-U.S. Governmental Entity or third party alleging that any product, operation or activity is in violation of any Governmental Licenses and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (ii) has received notice that any Governmental Entity has taken, is taking or intends to take regulatory action, and has no knowledge that any Governmental Entity is considering such action; or (iii) is a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Entity.

(u) The Company and each of its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(v) Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment from corporate funds to any foreign or domestic government official or employee or foreign or domestic political party or campaign, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law, or (iv) made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its Subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(w) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x) Except as set forth in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, the Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure, at a reasonable assurance level, that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects.

(y) There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors, or beneficial owners of 10% or more of any class of the Company’s equity or equity-linked securities, except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus.

(z) The Company is an “experienced issuer” within the meaning of FINRA Rule 5110(j)(6).

(aa) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is an individual or entity that is, or is owned or controlled by an individual or entity that is (i) currently subject to any U.S. sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”). The Company will not directly or indirectly use the proceeds of the offering and sale of the Shares contemplated herein, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing any activities of or business with any person that, at the time of such financing, is the subject or target of Sanctions, (ii) for the purpose of financing any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(bb) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering laws of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and each of its Subsidiaries is in compliance with all applicable rules, laws and regulation relating to pollution, the protection of health or the environment, and the use, transportation, treatment, storage and disposal of, or exposure to, hazardous or toxic substances or wastes, (“Environmental Law”), (ii) none of the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity or third party, or otherwise has knowledge, of an asserted claim under Environmental Laws, and (iii) to the knowledge of the Company, no facts currently exist that are reasonably likely to subject the Company or any of its Subsidiaries to liability under Environmental Laws, including any liability for remediation of any releases or threatened releases of hazardous or toxic substances.

(dd) The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources the Company reasonably and in good faith believes are reliable and accurate in all material respects.

(ee) The Company and each of its Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each of its Subsidiaries would have any liability; each of the Company and each of its Subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ff) Except as would not have a Material Adverse Effect, the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases of the Company and its Subsidiaries (collectively, “IT Systems”) are (i) adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and (ii) to the Company’s knowledge, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, except as described in the Pricing Prospectus and the Prospectus, there have been no breaches, violations, outages or known unauthorized uses of or known accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same and except as would not have a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure to be in compliance would not have a Material Adverse Effect.

(gg) No labor problem or dispute with employees of the Company exists or, to the knowledge of the Company, is threatened or imminent that would reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plan to terminate employment with the Company.

(hh) The interactive data in eXtensible Business Reporting Language, if any, included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto to the extent required.

(ii) Except as described in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares or any transaction contemplated by this Agreement, the Pricing Prospectus or the Prospectus.

(jj) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

4. Representations, Warranties and Covenants of the Selling Stockholder. The Selling Stockholder represents, warrants and covenants to each Underwriter that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement, and for the sale and delivery of the Option Shares, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement, to make the representations, warranties and agreements hereunder and thereunder, and to sell, assign, transfer and deliver the Option Shares.

(b) Prior to any Option Closing Date, one or more certificates in negotiable form representing all of the Option Shares shall be delivered to Issuer Direct Corporation, the transfer agent for the Shares (the “Transfer Agent”), together with a stock power with respect to the Option Shares duly executed by the Selling Stockholder and delivered by or on behalf of the Selling Stockholder (the “Stock Power”).

(c) The Selling Stockholder specifically agrees that the Option Shares represented by the certificates delivered to the Transfer Agent in accordance with the foregoing paragraph (b) are for the benefit of and coupled with and subject to the interests of the Underwriters and the Company, that the Stock Power is irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity, liquidation or dissolution of the Selling Stockholder or by the occurrence of any other event. If the Selling Stockholder or any executor or trustee for the Selling Stockholder should die or become incapacitated, or if any other such event should occur, before the delivery of the Option Shares hereunder, certificates representing the Option Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement.

(d) This Agreement and the Stock Power have each been duly authorized, executed and delivered by the Selling Stockholder and each such document constitutes a valid and binding obligation of the Selling Stockholder, enforceable in accordance with its terms.

(e) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the sale of the Option Shares by the Selling Stockholder or the consummation by the Selling Stockholder of the transactions on its part contemplated by this Agreement, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the rules of FINRA in connection with the purchase and distribution by the Underwriters of the Option Shares.

(f) The sale of the Option Shares and the performance by the Selling Stockholder of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Selling Stockholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the Selling Stockholder or, if the Selling Stockholder is a corporation, partnership or other entity, the organizational documents of the Selling Stockholder.

(g) The Selling Stockholder has, and at each Option Closing Date, will have, good and marketable title to the Option Shares, free and clear of all liens, encumbrances, equities or claims whatsoever; and, upon delivery of the Option Shares and payment therefor pursuant hereto, good and marketable title to the Option Shares, free and clear of all liens, encumbrances, equities or claims whatsoever, will be delivered to the Underwriters.

(h) On each Option Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Option Shares to the several Underwriters hereunder will have been fully paid or provided for by the Selling Stockholder and all laws imposing such taxes will have been fully complied with.

(i) Other than as permitted by the Act and the Rules and Regulations, the Selling Stockholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. The Selling Stockholder has not taken and will not at any time take, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in, or that will constitute, stabilization of the price of shares of Common Stock to facilitate the sale or resale of any of the Shares.

(j) All information with respect to the Selling Stockholder contained in the Registration Statement, any preliminary prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto complied or will comply in all material respects with all applicable requirements of the Act and the Rules and Regulations and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(k) The Selling Stockholder has no knowledge of any material fact or condition not set forth in the Registration Statement, the Pricing Prospectus or the Prospectus that has adversely affected, or may adversely affect, the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, and the sale of the Shares proposed to be sold by the Selling Stockholder is not prompted by any such knowledge.

(l) The Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 3 hereof are not true and correct.

(m) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(n) The Selling Stockholder, directly or indirectly, has not entered into any commitment, transaction, or other arrangement, including any prepaid forward contract, 10b5-1 plan or similar agreement, that transfers or may transfer any of the legal or beneficial ownership or any of the economic consequences of ownership of Common Stock, except as has been previously disclosed in writing to the Representatives.

5. Agreements of the Company and the Selling Stockholder. Each of the Company and the Selling Stockholder respectively covenants and agrees with the several Underwriters as follows:

(a) The Company will not, either prior to the Applicable Time or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or a dealer, file any amendment or supplement to the Registration Statement, the Base Prospectus or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

(b) To the extent applicable to the offer, sale or distribution of the Shares, the Company will notify the Representatives promptly, and will confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the third sentence of Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and notify the Representatives promptly of all such filings. If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(c) To the extent applicable to the offer, sale or distribution of the Shares, the Company will furnish to each Representative, without charge, a copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits.

(d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e) So long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations), the Company will deliver to each of the Underwriters, without charge, as many written and electronic copies of each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, each Issuer Free Writing Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request. The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares by the Underwriters, if such document would be deemed to be incorporated by reference into the Prospectus, that is not approved by the Representatives after reasonable notice thereof. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Needham & Company, LLC and, if requested by Needham & Company, LLC, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Prior to any public offering of the Shares, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the state or foreign securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject or assume any ongoing reporting obligations to any governmental or other authority in any jurisdiction.

(g) The Company will, so long as required under the Rules and Regulations, furnish to its stockholders after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated Subsidiaries, if any, certified by independent public accountants) and, after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its Subsidiaries, if any, for such quarter in reasonable detail, in each case within the time period required therefor under the Exchange Act and the Rules and Regulations.

(h) The Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations). For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and, unless otherwise paid by the Company, the Selling Stockholder will pay or reimburse if paid by the Underwriters, in such proportions as they may agree upon themselves, all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement to any of the foregoing, (ii) the preparation and delivery of certificates representing the Shares, if applicable, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, and any Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (iv) the listing of the Shares on the NASDAQ, (v) any filings required to be made in connection with clearance of the offering of the Shares with FINRA (including the fees, disbursements and other charges of counsel for the Underwriters in connection therewith), (vi) the registration or qualification of the Shares for offer and sale under the state or foreign securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f) and the preparation, printing and distribution of any Blue Sky memoranda or foreign jurisdiction offering wraps or memoranda (including the fees, disbursements and other charges of counsel for the Underwriters in connection therewith), (vii)  fees, disbursements and other charges of counsel to the Company (but not those of counsel for the Underwriters, except as otherwise provided herein) and of the Accountants, (viii) the transfer agent for the Shares, (ix) “road show” presentations to prospective purchasers of the Shares (including any travel expenses of the Company’s officers, directors and employees in connection with attending or hosting meetings, but not including travel expenses for employees of any of the Underwriters, and (x) all other documented out-of-pocket costs and expenses of the Underwriters incident to the performance of their obligations hereunder not otherwise specifically provided for herein, including the fees, disbursements and other charges of counsel to the Underwriters (in addition to those set forth in clauses (v) and (vi));provided, however, that in no event under this clause (x) shall the Company be required to pay or reimburse if paid by the Underwriters any costs and expenses in excess of $75,000 in the aggregate. The Underwriters may deem the Company to be the primary obligor with respect to all costs, fees and expenses to be paid by the Company and by the Selling Stockholder. The Selling Stockholder will pay (directly or by reimbursement) all fees and expenses incident to the performance of his obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for the Selling Stockholder, and all expenses and taxes incident to the sale and delivery of the Option Shares.

(j) The Company will not at any time, directly or indirectly, take any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(k) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(l) During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Prospectus, without the prior written consent of Needham & Company, LLC, the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, other than (A) the Firm Shares to be sold hereunder, (B) any options, restricted stock units and other awards granted under the Company’s stock incentive plans described in the Registration Statement, the Pricing Prospectus and the Prospectus, and (C) any shares of Common Stock issued upon the exercise of options or vesting and settlement of restricted stock units or other awards granted under such stock incentive plans.

(m) During the period of 90 days after the date of the Prospectus, the Company will not file with the Commission or cause to become effective any registration statement relating to any securities of the Company without the prior written consent of Needham & Company, LLC.

(n) The Company will cause each of its executive officers and directors to enter into lock-up agreements with the Representatives to the effect that they will not, without the prior written consent of Needham & Company, LLC, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares according to the terms set forth in Schedule V hereto.

6. Further Agreements

(a) The Company represents and agrees that, without the prior written consent of the Representatives, and each Underwriter represents and agrees that, without the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations. Any such Free Writing Prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III and herein called a “Permitted Free Writing Prospectus.”

(b) The Company agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and that it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, record keeping and legending.

7. Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the following conditions:

(a) All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

(b) (i) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement, the Prospectus or the Pricing Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives do not object thereto in good faith, and (v) the Representatives shall have received certificates, dated the Closing Date and, if later, the applicable Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph.

(c) Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Pricing Prospectus, and (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Pricing Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

(d) Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of its Subsidiaries, or any of its or their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Representatives, have a Material Adverse Effect or if, in the judgment of the Representatives, any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

(e) Each of the representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any other representation and warranty) at the Closing Date and, with respect to the Option Shares, at the applicable Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company or the Selling Stockholder and all conditions contained herein to be fulfilled or complied with by the Company or the Selling Stockholder at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the applicable Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) The Representatives shall have received an opinion and a negative assurance letter, dated the Closing Date and, with respect to the Option Shares, the applicable Option Closing Date, satisfactory in form and substance to the Representatives and counsel for the Underwriters from Godfrey & Kahn, S.C., counsel to the Company.

(g) The representatives shall have received an opinion and negative assurance letter, dated the Closing Date or the applicable Option Closing Date, as the case may be, from Pillsbury Winthrop Shaw Pittman LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion and negative assurance letter shall be satisfactory in all respects to the Representatives.

(h) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company and its Subsidiaries as required by the Act and the Exchange Act and the Rules and Regulations and with respect to certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package. At the Closing Date and, as to the Option Shares, the applicable Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date or the applicable Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date or the applicable Option Closing Date, as the case may be.

(i) At the Closing Date and, as to the Option Shares, the applicable Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

(i) Each signer of such certificate has carefully examined the Registration Statement, the Prospectus and the General Disclosure Package (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Pricing Prospectus and the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and the applicable Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

(ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any other representation and warranty).

(iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

(j) At the Option Closing Date, there shall be furnished to the Representatives (i) a certificate, dated the date of its delivery, signed by the Selling Stockholder, in form and substance satisfactory to the Representatives, to the effect that the representations and warranties of the Selling Stockholder contained herein are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate, and each of the covenants and conditions required herein to be performed or complied with by the Selling Stockholder on or prior to the date of such certificate has been duly, timely and fully performed or complied with and (ii) an opinion, dated the Option Closing Date, satisfactory in form and substance to the Representatives and counsel for the Underwriters from Godfrey & Kahn, S.C., counsel to the Selling Stockholder.

(k) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 55(n).

(l) The Shares shall be qualified for sale in such jurisdictions as the Representatives may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the applicable Option Closing Date.

(m) The Company and the Selling Stockholder shall have furnished to the Representatives such further certificates and documents, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the applicable Option Closing Date of any statement in the Registration Statement, the Prospectus or the General Disclosure Package, as to the accuracy at the Closing Date and the applicable Option Closing Date of the representations and warranties of the Company and the Selling Stockholder herein, as to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

8. Indemnification.

(a) The Company and the Selling Stockholder, jointly and severally, will indemnify and hold harmless each Underwriter, the partners, members, directors, officers, employees, agents and affiliates of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” as defined in Rule 433(h) under the Act (“road show”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or arise out of the omission or alleged omission to state therein a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company or the Selling Stockholder contained herein or any failure of the Company or the Selling Stockholder to perform its or their obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that (i) the Company and the Selling Stockholder will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of any Underwriter, expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any road show, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations; and (ii) the liability of the Selling Stockholder under this Section 8(a) shall not exceed the product of the purchase price for each Share set forth in Section 1(a) hereof multiplied by the number of Option Shares sold by the Selling Stockholder hereunder. The Company and the Selling Stockholder acknowledge that the Underwriter Information constitutes the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any road show, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations. This indemnity agreement will be in addition to any liability that the Company and the Selling Stockholder might otherwise have.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Selling Stockholder to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to each Underwriter, as set forth in Section 8(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of such Underwriter, expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any road show, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations. The Company and the Selling Stockholder acknowledge that the Underwriter Information constitutes the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, and road show, or, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c) Any party that proposes to assert the right to be indemnified under this Section 8 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

(d) If the indemnification provided for in this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 8 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Selling Stockholder from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount  received by it, the Selling Stockholder shall not be required to contribute any amount in excess of the product of the purchase price for each Share set forth in Section 1(a) hereof multiplied by the number of Option Shares sold by the Selling Stockholder hereunder, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement. The provisions of this Section 8 shall not affect any agreement between the Company and the Selling Stockholder with respect to indemnification or contribution.

9. Reimbursement of Certain Expenses. In addition to its other obligations under Section 8(a) of this Agreement, the Company hereby agrees to reimburse the Underwriters on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company or the Selling Stockholder contained herein or failure of the Company or the Selling Stockholder to perform its or their respective obligations hereunder or under law, all as described in Section 8(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 8 and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

10. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the applicable Option Closing Date), by notice to the Company and the Selling Stockholder from the Representatives, without liability on the part of any Underwriter to the Company or the Selling Stockholder if, prior to delivery and payment for the Firm Shares or Option Shares, as the case may be, in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by The Nasdaq Stock Market, (ii) trading in securities generally on The Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or other governmental authority, or by The Nasdaq Stock Market, (iii) a general banking moratorium shall have been declared by either federal or New York State authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities involving the United States, a declaration of a national emergency or war by the United States, or other calamity or crisis, either within or outside the United States, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares.

If this Agreement is terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholder shall be under any liability to any Underwriter except as provided in Sections 5(i), 8 and 9 hereof; but, if for any other reason the purchase of the Shares by the Underwriters is not consummated or if for any reason the Company shall be unable to perform its obligations hereunder, the Company and the Selling Stockholder will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) incurred by the Underwriters in connection with the offering of the Shares.

11. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally and not jointly, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares that they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares that any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 11 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares that it or they agreed to purchase hereunder and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Selling Stockholder or the Company for the purchase or sale of any Shares under this Agreement. Any action taken pursuant to this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. No Fiduciary Relationship. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Company and the Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement (including the determination of the terms of the offering of the Shares) is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other hand, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Stockholder and have no obligation to disclose or account to the Company or the Selling Stockholder for any of such differing interests, and (v) the Company and the Selling Stockholder has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate.  The Company and the Selling Stockholder hereby agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

13. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall delivered or sent by mail, telex, facsimile transmission or e-mail (a) if to the Company or the Selling Stockholder, at the office of the Company, 5001 Celebration Pointe Avenue, Suite 410, Gainesville, Florida 32608, Attention: Chief Financial Officer, with a copy to C.J. Wauters, Esq., Godfrey & Kahn, S.C., 833 East Michigan Street, Suite 1800 Milwaukee, Wisconsin 53202 or (b) if to the Underwriters, to the Representatives at the offices of Needham & Company, LLC, 250 Park Avenue, 10th Floor, New York, New York 10177, Attention: Corporate Finance Department and Lake Street Capital Markets, LLC, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402 Attention: Syndicate Department, Email: syndicate@lakestreetcm.com with a copy to Stanton D. Wong, Esq., Pillsbury Winthrop Shaw Pittman LLP, Four Embarcadero Center, 22nd Floor, San Francisco, California 94111. Any such notice shall be effective only upon receipt. Any notice under Section 10 or 11 may be made by facsimile transmission or telephone, but if so made shall be subsequently confirmed in writing.

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, the Selling Stockholder and the controlling persons, directors and officers referred to in Section 8, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

Any action required or permitted to be made by the Representatives under this Agreement may be taken by them jointly or by Needham & Company, LLC.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each of the Company, the Selling Stockholder and the Underwriters hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the several Underwriters.

Very truly yours, SharpSpring, Inc.

By:	/s/ Aaron Jackson
Name: Aaron Jackson
Title: Chief Financial Officer

Selling Stockholder

By:	/s/ Richard Carlson
Name: Richard Carlson

Confirmed as of the date first
above mentioned:

Needham & Company, LLC
Acting on behalf of itself
and as a Representative of
the other several Underwriters
named in Schedule I hereto.

By:
Needham & Company, LLC

By:     /s/ William Cass
Name: William Cass
Title:   Managing Director

Lake Street Capital Markets, LLC
Acting on behalf of itself
and as a Representative of
the other several Underwriters
named in Schedule I hereto.

By:
Lake Street Capital Markets, LLC

By:     /s/ Michael Townley
Name: Michael Townley
Title:   Head of Investment Banking

Signature page to Underwriting Agreement

SCHEDULE I

UNDERWRITERS

Underwriters	Number of Firm Shares to be Purchased
Needham & Company, LLC	750,000
Lake Street Capital Markets, LLC	250,000

Total	1,000,000

Sch. I - 1

SCHEDULE II

Total Number of Option Shares

Richard Carlson	150,000

Totals	150,000

Sch. II - 1

SCHEDULE III

Issuer General Use Free Writing Prospectuses:

None

Permitted Free Writing Prospectuses:

None

Other Information Included in General Disclosure Package:

1.
The initial price to the public of the shares, which is $15.00.

2.
The number of Firm Shares, which is 1,000,000.

3.
The number of Option Shares, which is 150,000.

Sch. III - 1

SCHEDULE IV

LIST OF ALL COMPANY SUBSIDIARIES

SharpSpring Technologies, Inc., a Delaware corporation

 SharpSpring Reach, Inc., a Delaware corporation

 InterInbox SA, a Swiss corporation

ERNEPH 2012A (Pty) Ltd., a South African limited company

 ERNEPH 2012B (Pty) Ltd., a South African limited company

SMTP Holdings S.a.r.l., a Luxembourg S.a.r.l.

Sch. IV - 1

SCHEDULE V

FORM OF LOCK-UP AGREEMENT

Sch. V - 1

FORM OF LOCK-UP AGREEMENT

December  , 2020

Needham & Company, LLC
Lake Street Capital Markets, LLC

  As Representatives of the several Underwriters
  c/o Needham & Company, LLC
  250 Park Avenue, 10th Floor
  New York, New York 10177

  c/o Lake Street Capital Markets, LLC
  920 Second Avenue South, Suite 700
  Minneapolis, Minnesota 55402

Ladies and Gentlemen:

The undersigned is a holder of securities of SharpSpring, Inc., a Delaware corporation (the “Company”), and wishes to facilitate the public offering of shares of the common stock, par value $.001 per share (the “Common Stock”), of the Company (the “Offering”). The undersigned recognizes that such Offering will be of benefit to the undersigned.

In consideration of the foregoing and in order to induce you and the other underwriters for whom you are acting as representatives to act as underwriters in connection with the Offering, the undersigned hereby agrees that, during the period commencing as of the date hereof and ending on the date that is ninety (90) days after the date of the final Prospectus Supplement relating to the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written approval of Needham & Company, LLC, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including Common Stock or such other securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities that may be issued upon exercise of a stock option or warrant) (such shares of Common Stock and such other securities collectively, the “Securities”), (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any of the Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Securities, in cash or otherwise;

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The foregoing paragraph shall not apply to (a) the sale of Common Stock in the Offering; (b) the transfer of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (A) to the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (each, an “immediate family member”) or to a trust, or other entity formed for estate planning purposes, formed for the direct or indirect benefit of the undersigned or of an immediate family member of the undersigned; (B) by bona fide gift, will or intestacy; (C) if the undersigned is a corporation, partnership, limited liability company or other business entity (1) to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned or (2) as part of a disposition, transfer or distribution by the undersigned to its members, limited partners or equity holders; or (D) if the undersigned is a trust, to a trustor or beneficiary of the trust; provided that in the case of any transfer or distribution pursuant to this clause (b), (x) each transferee, trustee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement for the balance of the Lock-Up Period, and (y) no filing under the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period; (c) the receipt by the undersigned from the Company of shares of Common Stock (the “Plan Shares”) upon the vesting of restricted stock awards or exercise of options to purchase the Company’s securities issued pursuant to the Company’s equity incentive plans or the transfer of shares of Common Stock or any securities convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise; provided that any filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall clearly indicate in the footnotes thereto that the filing relates to such exercise, vesting, or sale or transfer to cover tax withholding obligations and; provided further, that the Plan Shares shall be subject to the terms of this Agreement; (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (A) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (B) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan or (e) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law including pursuant to a qualified domestic order or in connection with a divorce settlement; provided that the transferee signs and delivers a lock-up agreement substantially in the form of this Agreement for the balance of the Lock-Up Period.

In addition, the undersigned agrees that, without the prior written consent of Needham & Company, LLC, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned confirms that he, she or it understands that the underwriters and the Company will rely upon the representations set forth in this Agreement in proceeding with the Offering. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities held by the undersigned except in compliance with this Agreement.

The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

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This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

/s/
(Signature)

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